Panhandle Eastern Pipe Line Company, LP

UNDERWRITING AGREEMENT
June 5, 2008

Banc of America Securities LLC
214 North Tryon Street
Charlotte, NC 28255

Credit Suisse Securities (USA) LLC
Eleven Madison Avenue
New York, NY 10010-3629

J.P. Morgan Securities Inc.
270 Park Avenue
New York, NY 10017

As Representatives of the several
Underwriters listed in Exhibit A
hereto

Ladies and Gentlemen:

Panhandle Eastern Pipe Line Company, LP, a Delaware limited partnership (the “Company”), proposes to sell to the several underwriters named in Exhibit A attached hereto (collectively, the “Underwriters,” which term shall also include any underwriter substituted as hereinafter provided in Section 10 hereof), for whom Banc of America Securities LLC, Credit Suisse Securities (USA) LLC and J.P. Morgan Securities Inc. are acting as representatives (in such capacity, the “Representatives”), $400,000,000 aggregate principal amount of its 7.000% Senior Notes due 2018 (the “Securities”), to be issued under an indenture (the “Base Indenture”) dated as of March 29, 1999 between the Company and The Bank of New York Trust Company, N.A. (as successor to J.P. Morgan Trust Company, National Association, Bank One Trust Company, National Association, and NBD Bank), as trustee (the “Trustee”), as amended and supplemented by the sixth supplemental indenture (the “Sixth Supplemental Indenture”) to be dated as of June 12, 2008 between the Company and the Trustee (the Base Indenture, as so amended and supplemented, the “Indenture”).

SECTION 1. Representations and Warranties.

(a) Representations and Warranties by the Company. The Company represents and warrants to each Underwriter as of the date hereof, as of the Applicable Time, as of the Closing Date referred to in Section 2(c) hereof, and agrees with each Underwriter, as follows:

(1) Compliance with Registration Requirements.  The Securities have been duly registered under the 1933 Act pursuant to the Registration Statement.  The Initial Registration Statement is an “automatic shelf registration statement” as defined under Rule 405 of the 1933 Act that has been filed with the Commission not earlier than three years prior to the date hereof.  The Company has not received from the Commission any notice pursuant to Rule 401(g)(2) of the 1933 Act objecting to use of the automatic shelf registration statement form and the Company has not otherwise ceased to be eligible to use the automatic shelf registration statement form.  The Registration Statement has become effective under the 1933 Act and no stop order suspending the effectiveness of the Registration Statement has been issued under the 1933 Act and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Company or Southern Union Company (the “Parent”) are contemplated by the Commission, and any request on the part of the Commission for additional information has been complied with.

At the respective times, the Registration Statement and any post-effective amendments thereto became or become effective and at the Closing Date, the Registration Statement and any amendments and supplements thereto complied and will comply in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations and did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.  Neither the Final Prospectus nor any amendments or supplements thereto, as of its date, at the Closing Date, and at any time when a prospectus is required by applicable law to be delivered in connection with sales of Securities, included or will include an untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

Each preliminary prospectus and prospectus filed as part of the Registration Statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the 1933 Act in connection with the offering of the Securities (including, without limitation, the Final Prospectus and the Statutory Prospectus), complied when so filed in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations and each preliminary prospectus and prospectus (including, without limitation, the Final Prospectus and the Statutory Prospectus) and any amendments or supplements thereto delivered to the Underwriters for use in connection with the offering of the Securities was identical to the electronically transmitted copy thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

As of the Applicable Time, neither (a) any Issuer General Use Free Writing Prospectuses issued at or prior to the Applicable Time, the Statutory Prospectus as of the Applicable Time and the information included on Exhibit F hereto, all considered together (collectively, the “General Disclosure Package”), nor (b) any individual Issuer Limited Use Free Writing Prospectus, when considered together with the General Disclosure Package, included or will include any untrue statement of a material fact or omitted or will omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

Each Issuer Free Writing Prospectus, as of its date and at all subsequent times through the completion of the public offering and sale of the Securities, did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement or the Statutory Prospectus or the Final Prospectus and any preliminary or other prospectus deemed to be a part thereof that has not been superseded or modified.

The representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement, the Statutory Prospectus, the Final Prospectus or any Issuer Free Writing Prospectus made in reliance upon and in conformity with information furnished to the Company in writing by any Underwriter through the Representatives expressly for use in the Registration Statement, the Statutory Prospectus, the Final Prospectus or such Issuer Free Writing Prospectus, as the case may be.

At the time of filing the Initial Registration Statement, at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the 1933 Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the 1934 Act or form of prospectus), at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c) of the 1933 Act) made any offer relating to the Securities in reliance on the exemption of Rule 163 of the 1933 Act and at the date hereof, the Parent was and is a “well known seasoned issuer” as defined in Rule 405 of the 1933 Act.

At the time of filing the Registration Statement and any post-effective amendments thereto and at the date hereof, the Company was not and is not an “ineligible issuer” as defined in Rule 405, in each case without taking into account any determination made by the Commission pursuant to clause 2 of the definition of such term in Rule 405.

The Company and the Parent meet the requirements to incorporate documents by reference into the Registration Statement under the 1933 Act.  The documents incorporated by reference in the Registration Statement, the Final Prospectus and the General Disclosure Package at the time they were or hereafter are filed with the Commission complied and will comply in all material respects with the requirements of the 1934 Act and the 1934 Act Regulations, and, when read together with the other information in the Registration Statement, Final Prospectus and the General Disclosure Package, at the time the Final Prospectus and the General Disclosure Package were filed, as applicable, and at the Closing Date, did not and will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

(2) Independent Accountants.  The accounting firm who certified the financial statements and supporting schedules included in the Registration Statement, the Final Prospectus and the General Disclosure Package is an independent registered public accounting firm with respect to the Company and its subsidiaries within the meaning of the 1933 Act and the applicable rules and regulations thereunder adopted by the SEC (Regulation S-X) and the Public Company Accounting Oversight Board (United States) (PCAOB).

(3) Financial Statements.  The Company’s financial statements, together with the related schedules and notes, included or incorporated by reference in the Registration Statement, the Final Prospectus and the General Disclosure Package present fairly the financial position of the Company and its consolidated subsidiaries at the dates indicated and the statements of operations, statement of partners’ capital and comprehensive income, statement of cash flows of the Company and its consolidated subsidiaries for the periods specified; said financial statements have been prepared in conformity with generally accepted accounting principles in the United States (“GAAP”) applied on a consistent basis throughout the periods involved.  The supporting schedules, if any, included or incorporated by reference in the Registration Statement, the Final Prospectus and the General Disclosure Package present fairly in accordance with GAAP the information required to be stated therein.  The capitalization table, the selected financial information and the summary financial information included or incorporated by reference in the Registration Statement, the Final Prospectus and the General Disclosure Package present fairly the information shown therein and have been compiled on a basis consistent with that of the audited financial statements or unaudited financial statements, as the case may be, included or incorporated by reference in the Registration Statement, the Final Prospectus and the General Disclosure Package.

(4) No Material Adverse Change in Business.  Except as disclosed in the General Disclosure Package and the Final Prospectus, since the end of the period covered by the financial statements of the Company included or incorporated by reference in the Final Prospectus and the General Disclosure Package, (A) there has been no material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business (a “Material Adverse Effect”), (B) there have been no transactions entered into by the Company or any of its subsidiaries, other than those in the ordinary course of business, which are material with respect to the Company and its subsidiaries considered as one enterprise, and (C) except in the ordinary course of business and consistent with past practice, there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its partnership interests.

(5) Good Standing of the Company.  The Company has been duly organized and is validly existing as a limited partnership in good standing under the laws of the State of Delaware and has full limited partnership power and authority to own, lease and operate its properties and to conduct its business as currently conducted and as described in the Final Prospectus and the General Disclosure Package and to enter into and perform its obligations under this Agreement and the Indenture; and the Company is duly qualified as a foreign limited partnership to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify or to be in good standing would not result in a Material Adverse Effect.  The Company’s conversions from a corporation to a limited liability company on June 16, 2003 and then to a limited partnership on June 29, 2004 were validly authorized and completed under the laws of the State of Delaware, and the conversions did not and will not, whether with or without the giving of notice or passage of time or both, cause or result in a default under any agreement or instrument to which the Company or any of its subsidiaries is a party or by which any of them may be bound, or to which any of the property or assets of the Company or any of its subsidiaries is subject, except for such defaults as would not singly or in the aggregate have a Material Adverse Effect.

(6) Material Subsidiaries.  Exhibit B sets forth a true and correct list of all subsidiaries of the Company, in which the Company (a) directly or indirectly through one or more subsidiaries, beneficially owns capital stock or other equity interests having in the aggregate fifty percent (50%) or more of the total combined voting power, without giving effect to any contingent voting rights, in the election of directors (or persons fulfilling similar functions or duties) of such owned subsidiary or (b) is a general partner (the “Material Subsidiaries”).

(7) Good Standing of Material Subsidiaries.  Each Material Subsidiary of the Company has been duly organized and is validly existing in good standing under the laws of the jurisdiction of its organization, has the requisite power (corporate or otherwise) and authority to own, lease and operate its properties and to conduct its business as described in the Final Prospectus and the General Disclosure Package and is duly qualified to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect; all of the issued and outstanding limited liability company interests, capital stock or similar interests (as the case may be) of each Material Subsidiary has been duly authorized and validly issued, is fully paid and non-assessable and is owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity; none of the outstanding limited liability company interests, shares of capital stock or similar interests (as the case may be) of the Material Subsidiaries was issued in violation of any preemptive or similar rights of any securityholder of such Material Subsidiary.  The other subsidiaries of the Company other than Material Subsidiaries, considered in the aggregate as a single subsidiary, do not constitute a “significant subsidiary” as defined in Rule 1.02 of Regulation S-X.

(8) Capitalization.  All of the limited partnership interests of the Company are owned of record and beneficially by Southern Union Panhandle, LLC, a Delaware limited liability company, which in turn is wholly owned by the Parent.  No person other than Southern Union Panhandle, LLC and the Parent owns of record or beneficially any equity interests or rights to acquire equity interests in the Company.  All limited partnership interests of the Company have been duly authorized and validly issued and are fully paid and non-assessable; none of the outstanding partnership interests of the Company were issued in violation of the preemptive or other similar rights of any securityholder of the Company.

(9) Authorization of Agreement.  This Agreement has been duly authorized, executed and delivered by the Company, and the Company has full right, power and authority to perform its obligations hereunder.

(10) Authorization and Qualification of the Indenture.  The Sixth Supplemental Indenture has been duly authorized by the Company and, when the Sixth Supplemental Indenture is executed and delivered by the Company and the Trustee, will constitute a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting enforcement of creditors’ rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law).  The Base Indenture has been duly qualified under the Trust Indenture Act and has been duly authorized, executed and delivered by the Company and constitutes a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting enforcement of creditors’ rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law).

(11) Authorization of the Securities.  The Securities have been duly authorized by the Company for issuance and sale pursuant to this Agreement.  The Securities, when authenticated, issued and delivered in the manner provided for in the Indenture and delivered against payment of the purchase price therefor as provided in this Agreement, will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting enforcement of creditors’ rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law), and will be in the form contemplated by, and entitled to the benefits of, the Indenture.

(12) Description of the Securities and the Indenture.  The Securities and the Indenture conform in all material respects to the respective statements relating thereto contained in the Final Prospectus and the General Disclosure Package and will be in substantially the respective forms last delivered to the Underwriters prior to the date of this Agreement.

(13) Absence of Defaults and Conflicts.  Neither the Company nor any of its subsidiaries is in violation of its certificate of formation, limited partnership agreement, charter, by-laws or similar organizational instruments (as the case may be) or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which any of them may be bound, or to which any of the property or assets of the Company or any of its subsidiaries is subject except for such defaults as would not singly or in the aggregate have a Material Adverse Effect; and the execution, delivery and performance of this Agreement, the Indenture, the Securities and any other agreement or instrument entered into or issued or to be entered into or issued by the Company in connection with the transactions contemplated hereby or thereby or in the Final Prospectus and the General Disclosure Package, and the consummation of the transactions contemplated hereby, thereby and in the Final Prospectus and the General Disclosure Package (including the issuance and sale of the Securities and the use of the proceeds from the sale of the Securities as described in the Final Prospectus under the caption “Use of Proceeds”) and compliance by the Company with its obligations hereunder and thereunder have been duly authorized by all necessary limited partnership action and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, any obligation, agreement, covenant or condition contained in (i) any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument evidencing or governing indebtedness for borrowed money, to which the Company or any of its subsidiaries is a party or by which any of them may be bound, or to which any of the property or assets of the Company or any of its subsidiaries is subject or (ii) any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument other than those referred to in clause (i) above to which the Company or any of its subsidiaries is a party or by which any of them may be bound, or to which any of the property or assets of the Company or any of its subsidiaries is subject except (in the case of this clause (ii)) for such conflicts, breaches or defaults or Repayment Events or liens, charges or encumbrances that would not singly or in the aggregate result in a Material Adverse Effect, nor will such action result in any violation of the provisions of the certificate of formation, limited partnership agreement, charter, by-laws or similar organizational instruments (as the case may be) of the Company or any of its subsidiaries or any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Company or any of its subsidiaries or any of their assets, properties or operations, except for such exceptions as would not singly or in the aggregate have a Material Adverse Effect.  As used herein, a “Repayment Event” means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any of its subsidiaries.

(14) Absence of Labor Dispute.  No labor dispute with the employees of the Company or any of its subsidiaries exists or, to the knowledge of the Company, is imminent, and the Company is not aware of any existing or imminent labor disturbance by the employees of any of its or any of its subsidiaries’ principal suppliers, manufacturers, customers or contractors, which, in either case, would result in a Material Adverse Effect.

(15) Absence of Proceedings.  Except as disclosed in the General Disclosure Package and the Final Prospectus, there is no action, suit, proceeding, inquiry or investigation before or brought by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Company, threatened, against or affecting the Company or any of its subsidiaries which might result in a Material Adverse Effect, or which might materially and adversely affect the properties or assets of the Company or any of its subsidiaries or the consummation of the transactions contemplated by this Agreement, the Indenture or the Final Prospectus and the General Disclosure Package or the performance by the Company of its obligations under this Agreement or the Indenture.  The aggregate of all pending legal or governmental proceedings to which the Company or any of its subsidiaries is a party or of which any of their respective property or assets is the subject which are not described in the Final Prospectus and the General Disclosure Package, including ordinary routine litigation incidental to the business, could not reasonably be expected to result in a Material Adverse Effect.

(16) Absence of Manipulation.  Neither the Company nor any affiliate of the Company has taken, nor will the Company or any affiliate take, directly or indirectly, any action which is designed to or which has constituted or which would be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

(17) Possession of Intellectual Property.  The Company and its subsidiaries own or possess, or can acquire on reasonable terms, adequate patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names or other intellectual property (collectively, “Intellectual Property”) necessary to carry on the business now operated by them, and neither the Company nor any of its subsidiaries has received any notice or is otherwise aware of any infringement of or conflict with asserted rights of others with respect to any Intellectual Property or of any facts or circumstances which would render any Intellectual Property invalid or inadequate to protect the interest of the Company or any of its subsidiaries therein, and which infringement or conflict (if the subject of any unfavorable decision, ruling or finding) or invalidity or inadequacy, singly or in the aggregate, would result in a Material Adverse Effect.

(18) Absence of Further Requirements.  No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency, domestic or foreign, is necessary or required for the performance by the Company of its obligations hereunder, in connection with the offering, issuance or sale of the Securities hereunder or the consummation of the transactions contemplated by this Agreement or the Indenture or for the due execution, delivery or performance of this Agreement or the Indenture by the Company, except for such consents, approvals, authorizations, orders and registrations or qualifications as may be required under applicable state securities laws in connection with the purchase and distribution of the Securities by the Underwriters.

(19) Possession of Licenses and Permits.  The Company and its subsidiaries possess such permits, licenses, approvals, consents and other authorizations (collectively, “Governmental Licenses”) issued by the appropriate federal, state, local or foreign regulatory agencies or bodies necessary to conduct the business now operated by them, except where the failure so to possess would not, singly or in the aggregate, result in a Material Adverse Effect; the Company and its subsidiaries are in compliance with the terms and conditions of all such Governmental Licenses, except where the failure so to comply would not singly or in the aggregate have a Material Adverse Effect; all of the Governmental Licenses are valid and in full force and effect, except where the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not singly or in the aggregate have a Material Adverse Effect; and neither the Company nor any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a Material Adverse Effect.

(20) Title to Property.  The Company and its subsidiaries have good and valid title to all real property owned by the Company and its subsidiaries and good title to all other properties owned by them, in each case, free and clear of all mortgages, pledges, liens, security interests, claims, restrictions or encumbrances of any kind except such as (a) are described in the Final Prospectus and General Disclosure Package (b) do not, singly or in the aggregate, materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company or any of its subsidiaries or (c) could not reasonably be expected, singly or in the aggregate, to have a Material Adverse Effect; and all of the leases and subleases material to the business of the Company and its subsidiaries, considered as one enterprise, and under which the Company or any of its subsidiaries holds properties described in the Final Prospectus and General Disclosure Package, are in full force and effect, and neither the Company nor any of its subsidiaries has any notice of any claim of any sort that has been asserted by anyone adverse to the rights of the Company or any of its subsidiaries under any of the leases or subleases mentioned above, or affecting or questioning the rights of the Company or any subsidiary thereof to the continued possession of the leased or subleased premises under any such lease or sublease, except for such claims that could not reasonably be expected singly or in the aggregate to have a Material Adverse Effect.

(21) Environmental Laws.  Except as described in the Final Prospectus and General Disclosure Package and except for such matters as would not, singly or in the aggregate, have a Material Adverse Effect, (A) neither the Company nor any of its subsidiaries is in violation of any federal, state, local or foreign statute, law, rule, regulation, ordinance, code, policy or rule of common law or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products, asbestos-containing materials or mold (collectively, “Hazardous Materials”) or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, “Environmental Laws”), (B) the Company and its subsidiaries have all permits, authorizations and approvals required under any applicable Environmental Laws and are each in compliance with their requirements, (C) there are no pending or threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigation or proceedings relating to any Environmental Law against the Company or any of its subsidiaries, (D) there are no events or circumstances that would reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or governmental body or agency, against or affecting the Company or any of its subsidiaries relating to Hazardous Materials or Environmental Laws, (E) there has been no spill, discharge, leak, emission, injection, escape, dumping or release of Hazardous Materials onto property now or previously owned or leased by the Company or any of its subsidiaries, or at any location at which Hazardous Materials generated by the Company or any of its subsidiaries have come to rest, or into the environment surrounding such property, of Hazardous Materials due to or caused by the Company or any of its subsidiaries, or with respect to which the Company or any of its subsidiaries have received notice or have knowledge of the Company’s or any of its subsidiaries’ actual or potential liability, (F) neither the Company nor any of its subsidiaries has any liability of any nature whatsoever, including any retained or assumed contractual liability, pertaining to any Environmental Laws, and (G) no facility owned or operated by the Company or any of its subsidiaries is currently, or was at any time, listed on the National Priorities List promulgated under the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. §§ 9601, et seq., or any comparable state list.

(22) Investment Company Act.  The Company is not required, and upon the issuance and sale of the Securities as herein contemplated and the application of the net proceeds therefrom as described in the Final Prospectus and General Disclosure Package will not be required, to register as an “investment company” under the Investment Company Act of 1940, as amended (the “1940 Act”).

(23) Disclosure Controls and Procedures.  The Company has established disclosure controls and procedures to ensure that information required to be disclosed by the Company, including consolidated entities, in reports filed or submitted under the 1934 Act is recorded, processed, summarized and reported within the time periods specified in the Commission’s rules and forms.  The Company’s disclosure controls and procedures are designed to ensure that information required to be disclosed in the reports it files or submits under the 1934 Act is accumulated and communicated to management, including the Company’s Chief Operating Officer and Chief Financial Officer, as appropriate, to allow timely decisions regarding required disclosure.

(24) No Material Weakness in Internal Controls.  Except as disclosed in the General Disclosure Package and the Final Prospectus, or in any document incorporated by reference therein, since the end of the Company’s most recent audited fiscal year, there has been (i) no material weakness in the Company’s internal control over financial reporting (whether or not remediated) and (ii) no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

(25) Public Utility Holding Company Act.  Neither the Company nor any of its subsidiaries is a “holding company” or a “subsidiary company” of a holding company or an “affiliate” thereof within the meaning of the Public Utility Holding Company Act of 1935, as amended.

(26) Compliance with ERISA.  Except as would not reasonably be expected to have a Material Adverse Affect, each employee benefit plan, within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), that is maintained, administered or contributed to by the Company or any of its affiliates for employees or former employees of the Company and its affiliates has been maintained in compliance with its terms and the requirements of any applicable statutes, orders, rules and regulations, including but not limited to ERISA and the Internal Revenue Code of 1986, as amended (the “Code”); no prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code, has occurred with respect to any such plan excluding transactions effected pursuant to a statutory or administrative exemption; and for each such plan that is subject to the funding rules of Section 412 of the Code or Section 302 of ERISA, no “accumulated funding deficiency” as defined in Section 412 of the Code has been incurred, whether or not waived, and no liability has been incurred under Title IV of ERISA that has not been satisfied.

(27) Insurance.  The Company and its subsidiaries have insurance covering their respective properties, operations, personnel and businesses, including business interruption insurance, as appropriate and customary in the industry in which the Company operates, which insurance is in amounts and insures against such losses and risks as are adequate to protect the Company and its subsidiaries and their respective businesses; and neither the Company nor any of its subsidiaries has (i) received notice from any insurer or agent of such insurer that capital improvements or other expenditures are required or necessary to be made in order to continue such insurance or (ii) any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage at reasonable cost from similar insurers as may be necessary to continue its business.

(28) No Unlawful Payments.  Neither the Company nor any of its subsidiaries nor, to the best knowledge of the Company, any director, officer, agent, employee or other person associated with or acting on behalf of the Company or any of its subsidiaries has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977; or (iv) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment.

(29) No Restrictions on Subsidiaries.  No subsidiary of the Company is currently prohibited, directly or indirectly, under any agreement or other instrument to which it is a party or is subject, from paying any dividends to the Company, from making any other distribution on such subsidiary’s capital stock, equity interests or similar interests, from repaying to the Company any loans or advances to such subsidiary from the Company or from transferring any of such subsidiary’s properties or assets to the Company or any other subsidiary of the Company.

(30) No Broker’s Fees.  Neither the Company nor any of its subsidiaries is a party to any contract, agreement or understanding with any person (other than this Agreement) that would give rise to a valid claim against the Company or any of its subsidiaries or any Underwriter for a brokerage commission, finder’s fee or like payment in connection with the offering and sale of the Securities.

(31) No Registration Rights.  No person has the right to require the Company or any of its subsidiaries to register any securities other than the Securities for sale under the 1933 Act by reason of the issuance and sale of the Securities.

(32) Forward-Looking Statements.  No forward-looking statement (within the meaning of Section 27A of the 1933 Act and Section 21E of the Exchange Act) contained in the Final Prospectus and General Disclosure Package has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.

(33) Statistical and Market Data.  Nothing has come to the attention of the Company that has caused the Company to believe that the statistical and market-related data included in the Final Prospectus and General Disclosure Package is not based on or derived from sources that are reliable and accurate in all material respects.

(34) Compliance with Sarbanes-Oxley Act.  The Company and the Company’s directors, managers or officers, in their capacities as such, are in compliance in all material respects with the provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith (the “Sarbanes-Oxley Act”), including Section 402 related to loans and Sections 302 and 906 related to certifications; there is and has been no failure on the part of the Company or any of the Company’s directors, managers or officers, in their capacities as such, to comply with any provision of the Sarbanes-Oxley Act, including Section 402 related to loans and Sections 302 and 906 related to certifications.

(35) Officer’s Certificates.  Any certificate signed by any officer of the Company, the Parent or any of its subsidiaries delivered to the Representatives or to counsel for the Underwriters shall be deemed a representation and warranty by the Company, the Parent or any of its subsidiaries, respectively, to each Underwriter as to the matters covered thereby.

SECTION 2. Sale and Delivery to Underwriters; Closing.

(a) Securities.  The Company agrees to issue and sell the Securities to the several Underwriters as provided in this Agreement, and each Underwriter, on the basis of the representations, warranties and agreements set forth herein and subject to the conditions set forth herein, agrees, severally and not jointly, to purchase from the Company the respective principal amount of Securities set forth opposite such Underwriter’s name in Exhibit A hereto at a price equal to 99.065% of the principal amount thereof plus accrued interest, if any, from June 12, 2008 to the Closing Date (as defined below).  The Company will not be obligated to deliver any of the Securities except upon payment for all the Securities to be purchased as provided herein.

(b) The Company understands that the Underwriters intend to make a public offering of the Securities as soon after the effectiveness of this Agreement as in the judgment of the Representative is advisable, and initially to offer the Securities on the terms set forth in the Final Prospectus.  The Company acknowledges and agrees that the Underwriters may offer and sell Securities to or through any affiliate of an Underwriter and that any such affiliate may offer and sell Securities purchased by it to or through any Underwriter.

(c) Payment. Payment of the purchase price for, and delivery of certificates for, the Securities shall be made at the offices of Davis Polk & Wardwell, 450 Lexington Avenue, New York, NY  10017, or at such other place as shall be agreed upon by the Representatives and the Company, at 9:00 A.M. (Eastern time) on June 12, 2008 (unless postponed in accordance with the provisions of Section 10), or such other time not later than ten business days after such date as shall be agreed upon by the Representatives and the Company (such time and date of payment and delivery being herein called “Closing Date”).

Payment shall be made to the Company by wire transfer of immediately available funds to a single bank account designated by the Company, in each case against delivery to the Representatives for the respective accounts of the Underwriters of certificates for the Securities to be purchased by them.  It is understood that each Underwriter has authorized the Representatives, for its account, to accept delivery of, receipt for, and make payment of the purchase price for, the Securities which it has agreed to purchase.  Credit Suisse Securities (USA) LLC, individually and not as representative of the Underwriters, may (but shall not be obligated to) make payment of the purchase price for the Securities, to be purchased by any Underwriter whose funds have not been received by the Closing Date, but such payment shall not relieve such Underwriter from its obligations hereunder.

(d) Denominations; Registration.  Global notes representing the Securities shall be in such denominations and registered in such names as the Representatives may request in writing at least one full business day before the Closing Date (collectively, the “Global Note”), with any transfer taxes payable in connection with the sale of the Securities duly paid by the Company.  The Global Note will be made available for examination and packaging by the Representatives in The City of New York not later than noon (Eastern time) on the business day prior to the Closing Date.

SECTION 3. Covenants of the Company.  The Company covenants with each Underwriter as follows:

(a) Compliance with Securities Regulations and Commission Requests.   The Company, subject to Section 3(b), will comply with the requirements of Rule 430A, 430B or 430C (the “Rule 430 Information”) under the 1933 Act and will notify the Representatives immediately, and confirm the notice in writing, (i) when the Registration Statement or any post-effective amendment to the Registration Statement shall become effective hereafter, or any supplement to the Final Prospectus or any amended prospectus shall have been filed, (ii) of the receipt of any comments from the Commission, (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Final Prospectus, or any document incorporated by reference therein or any Issuer Free Writing Prospectus or for additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of any preliminary prospectus, or of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes, or of any examination pursuant to Section 8(e) of the 1933 Act concerning the Registration Statement and (v) if the Company becomes the subject of a proceeding under Section 8A of the 1933 Act in connection with the offering of the Securities.  The Company will make every reasonable effort to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible moment.

(b) Filing of Amendments.  For so long as any Securities remain unsold by the Underwriters, the Company will give the Representatives notice of its intention to file or prepare any amendment to the Registration Statement or any amendment, supplement or revision to either the prospectus included in the Registration Statement at the time it became effective or to the Final Prospectus, whether pursuant to the 1933 Act or otherwise, or (without limitation to the provisions of Section 16 of this Agreement), any Issuer Free Writing Prospectus or any amendment or supplement thereto and will furnish the Representatives with copies of any such documents within a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file or use any such document to which the Representatives or counsel for the Underwriters shall object.

(c) Delivery of Registration Statements. The Company has furnished or will deliver to the Representatives and counsel for the Underwriters, without charge, signed copies of the Registration Statement as originally filed and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein and documents incorporated by reference therein) and signed copies of all consents and certificates of experts.  The copies of the Registration Statement and each amendment thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(d) Delivery of Prospectuses. The Company has delivered to each Underwriter, without charge, as many copies of each preliminary prospectus and any Issuer Free Writing Prospectuses prepared prior to the date of this Agreement as such Underwriter reasonably requested, and the Company hereby consents to the use of such copies for purposes permitted by the 1933 Act.  The Company will furnish to each Underwriter, without charge, such number of copies of the documents constituting the General Disclosure Package, any Issuer Free Writing Prospectuses prepared on or after the date of this Agreement and the Final Prospectus (and any amendments or supplements thereto) as such Underwriter may reasonably request.  The Statutory Prospectus, each Issuer Free Writing Prospectus and the Final Prospectus and any amendments or supplements thereto furnished to the Underwriters is or will be, as the case may be,  identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(e) Continued Compliance with Securities Laws. The Company will comply with the 1933 Act and the 1933 Act Regulations so as to permit the completion of the distribution of the Securities as contemplated in this Agreement and in the Final Prospectus.  If at any time when a prospectus is required by the 1933 Act to be delivered in connection with sales of the Securities (including, without limitation, pursuant to Rule 172), any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of counsel for the Underwriters or for the Company, to amend the Registration Statement or amend or supplement the Final Prospectus in order that the Final Prospectus will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, or if it shall be necessary, in the opinion of such counsel, at any such time to amend the Registration Statement or amend or supplement the Final Prospectus in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations, the Company will promptly prepare and file with the Commission, subject to Section 3(b) hereof, such amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement or the Final Prospectus comply with such requirements, and the Company will furnish to the Underwriters such number of copies of such amendment or supplement as the Underwriters may reasonably request.  If at any time following issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted, conflicts or would conflict with the information contained in the Registration Statement or included, includes or would include an untrue statement of a material fact or omitted, omits or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances, prevailing at that subsequent time, not misleading, the Company will promptly notify the Representatives and the Company will, subject to Section 3(b) hereof, promptly amend or supplement such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission.

(f) Blue Sky Qualifications. The Company will use its best efforts, in cooperation with the Underwriters, to qualify the Securities for offering and sale under the applicable securities laws of such states and other jurisdictions (domestic or foreign) as the Representatives may designate and to maintain such qualifications in effect for a period of not less than one year from the date of this Agreement; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject.  In each jurisdiction in which the Securities have been so qualified, the Company will file such statements and reports as may be required by the laws of such jurisdiction to continue such qualification in effect for a period of not less than one year from the date of this Agreement.

(g) Rule 158. The Company will timely file such reports pursuant to the 1934 Act as are necessary in order to make generally available to its securityholders as soon as practicable an earnings statement for the purposes of, and to provide to the Underwriters the benefits contemplated by, the last paragraph of Section 11(a) of the 1933 Act.

(h) Use of Proceeds.  The Company will use the net proceeds received by it from the sale of the Securities in the manner specified in the General Disclosure Package and the Final Prospectus under “Use of Proceeds.”

(i) Clear Market.  During the period from the date hereof through and including the business day following the Closing Date, the Company will not, without the prior written consent of the Representatives, offer, sell, contract to sell or otherwise dispose of any debt securities issued or guaranteed by the Company and having a tenor of more than one year.

(j) No Stabilization.  The Company will not take, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Securities.

(k) Reporting Requirements. The Company, during the period when the Final Prospectus is required to be delivered under the 1933 Act or the 1934 Act, will file all documents required to be filed with the Commission pursuant to the 1934 Act within the time periods required by the 1934 Act and the 1934 Act Regulations.

(l) Preparation of Prospectus. Immediately following the execution of this Agreement, the Company will, subject to Section 3(b) hereof, prepare the Final Prospectus containing the Rule 430 Information and other selling terms of the Securities, the plan of distribution thereof and such other information as may be required by the 1933 Act or the 1933 Act Regulations or as the Representatives and the Company may deem appropriate, and will file the Final Prospectus with the Commission in the manner and within the time period required by Rule 424(b) (without reliance on Rule 424(b)(8)).  Any Final Prospectus delivered pursuant to Rule 173(d) shall be identical to the electronically transmitted copy thereof filed with the Commission pursuant to Rule 424(b).

(m) Pricing Term Sheet.  The Company will prepare a pricing term sheet containing only a description of the Securities, in a form approved by the Representatives and contained in Exhibit F hereto, and will file such term sheet pursuant to Rule 433(d) under the 1933 Act within the time required by such rule (such term sheet, the “Pricing Term Sheet”).

(n) Registration Statement Renewal Deadline.  If immediately prior to the third anniversary (the “Renewal Deadline”) of the initial effective date of the Initial Registration Statement, any of the Securities remain unsold by the Underwriters, the Parent will prior to the Renewal Deadline file, if it has not already done so and is eligible to do so, a new automatic shelf registration statement relating to the Securities, in a form satisfactory to the Representatives.  If the Parent is no longer eligible to file an automatic shelf registration statement, the Parent will prior to the Renewal Deadline, if it has not already done so, file a new shelf registration statement relating to the Securities, in a form satisfactory to the Representatives, and will use its best efforts to cause such registration statement to be declared effective within 60 days after the Renewal Deadline.  The Company and the Parent will take all other action necessary or appropriate to permit the public offering and sale of the Securities to continue as contemplated in the expired registration statement relating to the Securities.  References herein to the Registration Statement shall include such new automatic shelf registration statement or such new shelf registration statement, as the case may be.

(o) Notice of Inability to Use Automatic Shelf Registration Statement Form.  If at any time when Securities remain unsold by the Underwriters the Parent or the Company receives from the Commission a notice pursuant to Rule 401(g)(2) or otherwise ceases to be eligible to use the automatic shelf registration statement form, the Parent will (i) promptly notify the Representatives, (ii) promptly file a new registration statement or post-effective amendment on the proper form relating to the Securities, in a form satisfactory to the Representatives, (iii) use its best efforts to cause such registration statement or post-effective amendment to be declared effective and (iv) promptly notify the Representatives of such effectiveness.  The Company will take all other action necessary or appropriate to permit the public offering and sale of the Securities to continue as contemplated in the registration statement that was the subject of the Rule 401(g)(2) notice or for which the Company has otherwise become ineligible.  References herein to the Registration Statement shall include such new registration statement or post-effective amendment, as the case may be.

(p) Filing Fees.  The Company agrees to pay the required Commission filing fees relating to the Securities within the time required by Rule 456(b)(1) of the 1933 Act without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r) of the 1933 Act.

SECTION 4. Payment of Expenses.

(a) Expenses.  The Company will pay all expenses incident to the performance of its obligations including (i) the preparation, printing and filing of the Post-Effective Amendment (including financial statements and any schedules or exhibits and any document incorporated therein by reference) as originally filed and of each amendment thereto, (ii) the word processing, printing and delivery to the Underwriters of this Agreement, any Agreement among Underwriters and such other documents as may be required in connection with the offering, purchase, sale, issuance or delivery of the Securities, (iii) the preparation, issuance and delivery of the Global Note for the Securities to the Underwriters, including any stock or other transfer taxes and any stamp or other duties payable upon the sale, issuance or delivery of the Securities to the Underwriters, (iv) the fees and disbursements of the counsel, accountants and other advisors to the Company, (v) the qualification of the Securities under securities laws in accordance with the provisions of Section 3(f) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection therewith and in connection with the preparation of the Blue Sky Survey and any supplement thereto, (vi) the fees and expenses of the Trustee, including the fees and disbursements of counsel for the Trustee in connection with the Indenture and the Securities, (vii) the costs and expenses of the Company relating to investor presentations on any “road show” undertaken in connection with the marketing of the Securities including, without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations, travel and lodging expenses of the representatives and officers of the Company and any such consultants, and the cost of aircraft and other transportation chartered in connection with the road show and (viii) any fees payable in connection with the rating of the Securities and (ix) the printing and delivery to the Underwriters of copies of each preliminary prospectus, any Issuer Free Writing Prospectus, the documents constituting the General Disclosure Package and the Final Prospectus and any amendments or supplements thereto.

(b) Termination of Agreement.  If this Agreement is terminated by the Representatives in accordance with the provisions of Section 5 or Section 9(a)(i), (a)(iii) (but only with respect to the Company’s or the Parent’s Securities) or (a)(v) hereof, the Company shall reimburse the Underwriters for all of their out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the Underwriters.

SECTION 5. Conditions of Underwriters’ Obligations.  The obligations of the several Underwriters hereunder are subject to the accuracy of the representations and warranties of the Company contained in this Agreement or in certificates of any officer of the Company or any subsidiary of the Company delivered pursuant to the provisions hereof, to the performance by the Company of its respective covenants and other obligations hereunder, and to the following further conditions:

(a) Effectiveness of Registration Statement. The Registration Statement has become effective and at the Closing Date no stop order suspending the effectiveness of the Registration Statement shall have been issued under the 1933 Act or proceedings therefor initiated or, to the knowledge of the Company, threatened by the Commission, and any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of counsel to the Underwriters.  The preliminary prospectus and the Final Prospectus shall have been filed with the Commission in the manner and within the time period required by Rule 424(b) (without reliance upon Rule 424(b)(8)), and prior to Closing Date, the Company shall have provided evidence satisfactory to the Representatives of such timely filing.

(b) Representations and Warranties.  The representations and warranties of the Company contained herein shall be true and correct on the date hereof and on and as of the Closing Date; and the statements of the Company and its officers made in any certificates delivered pursuant to this Agreement shall be true and correct on and as of the Closing Date.

(c) No Downgrade.  Subsequent to the earlier of (A) the Applicable Time and (B) the execution and delivery of this Agreement, (i) no downgrading shall have occurred in the rating accorded the Securities or any other debt securities or preferred stock of or guaranteed by the Company or any of its subsidiaries by any “nationally recognized statistical rating organization”, as such term is defined by the Commission for purposes of Rule 436(g)(2) under the 1933 Act and (ii) no such organization shall have publicly announced that it has under surveillance or review, or has changed its outlook with respect to, its rating of the Securities or of any other debt securities or preferred stock of or guaranteed by the Company or any of its subsidiaries (other than an announcement with positive implications of a possible upgrading).

(d) No Material Adverse Change.  No event or condition of a type described in Section 1(a)(4) hereof shall have occurred or shall exist, which event or condition is not described in the General Disclosure Package (excluding any amendment or supplement thereto) and the Final Prospectus (excluding any amendment or supplement thereto) and the effect of which in the judgment of the Representative makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Securities on the terms and in the manner contemplated by this Agreement, the General Disclosure Package and the Final Prospectus.

(e) Opinion and 10b-5 Statement of Counsel for Company. On the Closing Date, the Representative shall have received the favorable opinion and 10b-5 statement, dated as of the Closing Date, of Locke Lord Bissell & Liddell LLP, counsel for the Company (“Company Counsel”), in form and substance satisfactory to counsel for the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters, to the effect set forth in Exhibit C hereto.

(f) Opinion and 10b-5 Statement of Counsel for Underwriters. On the Closing Date, the Representatives shall have received the favorable opinion and 10b-5 statement, dated as of the Closing Date, of Davis Polk & Wardwell, counsel for the Underwriters, together with signed or reproduced  copies of such documents for each of the other Underwriters, with respect to such matters as the Representatives may reasonably request, to the effect set forth in Exhibit D hereto.

(g) Officers’ Certificate. On the Closing Date, there shall not have been, since the date hereof or since the respective dates as of which information is given in the Final Prospectus and the General Disclosure Package (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement), any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, and, on the Closing Date, the Representatives shall have received a certificate of the Chairman, the President, the Chief Executive Officer or an Executive Vice President or Senior Vice President of the Company and of the Chief Financial Officer or Chief Accounting Officer of the Company, dated as of Closing Date, to the effect that (i) there has been no such material adverse change, (ii) the representations and warranties of the Company in this Agreement are true and correct with the same force and effect as though expressly made at and as of the Closing Date, (iii) the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to the Closing Date under or pursuant to this Agreement, and (iv) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or, to their knowledge, are contemplated by the Commission.

(h) Parent’s Officers’ Certificate. At Closing Date, there shall not have been, since the date hereof or since the respective dates as of which information is given in the Final Prospectus and the General Disclosure Package (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement), any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, and, at the Closing Date, the Representatives shall have received a certificate of the Chief Financial Officer or Chief Accounting Officer of the Parent, dated as of Closing Date, to the effect that (i) there has been no such material adverse change, (ii) the representations and warranties of the Company in this Agreement are true and correct with the same force and effect as though expressly made at and as of Closing Date, (iii) confirming that the Registration Statement, including the documents incorporated by reference, and the financial statements and certain financial information together with the related schedules and notes contained therein at the time they were or hereafter are filed with the Commission complied and will comply in all material respects with the requirements of the 1934 Act and the 1934 Act Regulations and at the time the Final Prospectus and the General Disclosure Package were issued and at the Closing Date, did not and will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and (iv) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or, to their knowledge, are contemplated by the Commission.

(i) Accountant’s Comfort Letter. At the time of the execution of this Agreement, the Representatives shall have received from PricewaterhouseCoopers LLP a letter, dated the date of this Agreement and in form and substance satisfactory to the Representatives, together with signed or reproduced copies of such letter for each of the other Underwriters, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information of the Company contained in the General Disclosure Package and the Final Prospectus.

(j) Bring-down Comfort Letter. On the Closing Date, the Representatives shall have received from PricewaterhouseCoopers LLP a letter, dated as of Closing Date and in form and substance satisfactory to the Representatives, to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection (i) of this Section, except that the specified date referred to shall be a date not more than three business days prior to Closing Date.

(k) Additional Documents. On the Closing Date, counsel for the Underwriters shall have been furnished with such documents and opinions as they may require for the purpose of enabling them to pass upon the issuance and sale of the Securities as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, contained in this Agreement; and all proceedings taken by the Company in connection with the issuance and sale of the Securities as herein contemplated and in connection with the other transactions contemplated by this Agreement shall be satisfactory in form and substance to the Representatives and counsel for the Underwriters.

(l) Termination of Agreement. If any condition specified in this Section 5 shall not have been fulfilled when and as required to be fulfilled, this Agreement may be terminated by the Representatives by notice to the Company at any time on or prior to the Closing Date, and such termination shall be without liability of any party to any other party except as provided in Section 4 hereof and except that Sections 1, 6, 7, 8 and 13 hereof shall survive any such termination and remain in full force and effect.

SECTION 6. Indemnification.

(a) Indemnification by the Company. The Company agrees to indemnify and hold harmless each Underwriter, its affiliate, as such term is defined in Rule 501(b) under the 1933 Act (each, an “Affiliate”), its directors, officers, employees and agents, and each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act as follows:

(i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading, or arising out of any untrue statement or alleged untrue statement of a material fact included in any preliminary prospectus, any Issuer Free Writing Prospectus, the Statutory Prospectus or the Final Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to Section 6(d) below) any such settlement is effected with the written consent of the Company; and

(iii) against any and all expense whatsoever, as incurred (including the fees and disbursements of counsel chosen by the Representatives), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above, provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives expressly for use in the Registration Statement (or any amendment thereto), or in any preliminary prospectus, any Issuer Free Writing Prospectus, the Statutory Prospectus or the Final Prospectus (or any amendment or supplement thereto).

(b) Indemnification by the Underwriters.  Each Underwriter severally agrees to indemnify and hold harmless the Company, its limited partner, general partner and their respective members and directors, each of its officers who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) (1)  of this Section 6, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), or any preliminary prospectus, any Issuer Free Writing Prospectus, the Statutory Prospectus or the Final Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Company by such Underwriter through the Representatives expressly for use in the Registration Statement (or any amendment thereto) or such preliminary prospectus, any Issuer Free Writing Prospectus, the Statutory Prospectus or the Final Prospectus (or any amendment or supplement thereto).

(c) Actions against Parties; Notification. Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement.  Counsel to the indemnified parties pursuant to Section 6(a) shall be selected by the Representatives and, counsel to the indemnified parties pursuant to Section 6(b) shall be selected by the Company.  An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party.  In no event shall the indemnifying parties be liable for the fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances.  No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 6 or Section 7 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

(d) Settlement Without Consent if Failure to Reimburse. If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 6(a)(ii) effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

SECTION 7. Contribution.  If the indemnification provided for in Section 6 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other hand from the offering of the Securities pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and of the Underwriters on the other hand in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

The relative benefits received by the Company on the one hand and the Underwriters on the other hand in connection with the offering of the Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Securities pursuant to this Agreement (before deducting expenses) received by the Company and the total underwriting discounts and commissions received by the Underwriters, in each case as set forth on the cover of the Final Prospectus, bear to the aggregate initial public offering price of the Securities as set forth on such cover.

The relative fault of the Company on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 7.  The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 7 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

Notwithstanding the provisions of this Section 7, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of any such untrue or alleged untrue statement or omission or alleged omission.

No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

For purposes of this Section 7, each person, if any, who controls an Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act and each Underwriter’s Affiliates and selling agents shall have the same rights to contribution as such Underwriter, and each director of the general partner of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Company.  The Underwriters’ respective obligations to contribute pursuant to this Section 7 are several in proportion to the amount of Securities set forth opposite their respective names in Exhibit A hereto and not joint.

SECTION 8. Representations, Warranties and Agreements to Survive Delivery.  All representations, warranties and agreements contained in this Agreement or in certificates of officers of the Company or any of its subsidiaries submitted in relation to the offering covered by this Agreement shall remain operative and in full force and effect, (a) regardless of any investigation made (i) by or on behalf of any Underwriter or its Affiliates or selling agents, any person controlling any Underwriter, its officers, directors, employees or agents or (ii) by or on behalf of the Company, any person controlling the Company, its directors and each of its officers who signed the Registration Statement and (b) shall survive delivery of the Securities to the Underwriters.

SECTION 9. Termination of Agreement.

(a) Termination; General. The Representatives may terminate this Agreement, by notice to the Company, at any time on or prior to the Closing Date (i) if there has been, since the time of execution of this Agreement or since the respective dates as of which information is given in the Final Prospectus and the General Disclosure Package, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, or (ii) if there has occurred any material adverse change in the financial markets in the United States or the international financial markets, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of the Representatives, impracticable or inadvisable to market the Securities or to enforce contracts for the sale of the Securities, or (iii) if trading in any securities of the Company or the Parent has been suspended or materially limited by the Commission or the NYSE, or if trading generally on the American Stock Exchange or the NYSE or in the Nasdaq National Market has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by such system or by order of the Commission, the FINRA or any other governmental authority, or a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States or in Europe, or (iv) if a banking moratorium has been declared by either Federal or New York authorities or (v) if there shall have occurred, since the time of execution of this Agreement, any downgrading in the rating of any debt securities of the Company or by any “nationally recognized statistical rating organization” (as defined by the Commission for purposes of Rule 436 under the 1933 Act) or any public announcement that any such organization has under surveillance or review its ratings on any such debt securities, (other than an announcement with positive implications of a possible upgrading, and no implication of a possible downgrading, of such rating) or any announcement by any such organization that the Company has been placed on negative outlook.

(b) Liabilities. If this Agreement is terminated pursuant to this Section 9, such termination shall be without liability of any party to any other party except as provided in Section 4 hereof, and provided further that Sections 1, 6, 7, 8 and 13 hereof shall survive such termination and remain in full force and effect.

SECTION 10. Default by One or More of the Underwriters.  If one or more of the Underwriters shall fail at the Closing Date to purchase the Securities which it or they are obligated to purchase under this Agreement (the “Defaulted Securities”), the Representatives shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting Underwriters, or any other underwriters, to purchase all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms herein set forth; if, however, the Representatives shall not have completed such arrangements within such 24-hour period, then:

(a) if the number of Defaulted Securities does not exceed 10% of the number of Securities to be purchased on such date, each of the non-defaulting Underwriters shall be obligated, severally and not jointly, to purchase the full amount thereof in the proportions that their respective underwriting obligations hereunder bear to the underwriting obligations of all non-defaulting Underwriters; or

(b) if the number of Defaulted Securities exceeds 10% of the number of Securities to be purchased on such date, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter.

No action taken pursuant to this Section 10 shall relieve any defaulting Underwriter from liability in respect of its default.

In the event of any such default which does not result in a termination of this Agreement, the Representatives or the Company shall have the right to postpone the Closing Date for a period not exceeding seven days in order to effect any required changes in the Registration Statement or Final Prospectus or in any other documents or arrangements.  As used herein, the term “Underwriter” includes any person substituted for an Underwriter under this Section 10.

SECTION 11. Notices.  All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication.  Notices to the Underwriters shall be directed to the Representatives at Banc of America Securities LLC, 40 West 57th Street, NY1-040-27-03, New York, Yew York 10019, Attention: High Grade Transaction Management/Legal, J.P. Morgan Securities Inc., 270 Park Avenue, New York, NY 10017, Attention: High Grade Syndicate Desk, 8th Floor, Facsimile: (212) 834-6081, Attention: High Grade Transaction Management Legal, Credit Suisse Securities (USA) LLC, Eleven Madison Avenue, New York, New York 10010-3629, Attention of LCD-IBD, Facsimile: (212) 325-4296; notices to the Company shall be directed to it at Panhandle Eastern Pipe Line Company, LP, 5444 Westheimer Road, Houston, Texas 77056-5306, Attention of General Counsel.

SECTION 12. Parties.  This Agreement shall inure to the benefit of and be binding upon the Underwriters, the Company and their respective successors.  Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Underwriters and the Company and their respective successors and the controlling persons and officers and directors referred to in Sections 6 and 7 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained.  This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Underwriters, the Company and their respective successors, and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation.  No purchaser of Securities from any Underwriter shall be deemed to be a successor by reason merely of such purchase.

SECTION 13. GOVERNING LAW AND TIME.  THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.  SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.

SECTION 14. Effect of Headings.  The Section and Exhibit headings herein are for convenience only and shall not affect the construction hereof.

SECTION 15. Definitions.  As used in this Agreement, the following terms have the respective meanings set forth below:

“Applicable Time” means 5:50 PM (New York time) on June 5, 2008 or such other date or time as agreed by the Company and the Representatives.

“Commission” means the Securities and Exchange Commission.

“EDGAR” means the Commission’s Electronic Data Gathering, Analysis and Retrieval System.

“Final Prospectus” means the Statutory Prospectus that discloses the public offering price, other Rule 430 Information and other final terms of the Securities and otherwise satisfies Section 10(a) of the 1933 Act.

“FINRA” means the Financial Industry Regulatory Authority.

“GAAP” means generally accepted accounting principles.

“Initial Registration Statement” means the Parent’s registration statement on Form S-3 (Registration No. 333-137998), as amended (if applicable), at the time it became effective, including the Rule 430 Information and the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act.

“Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433, relating to the Securities (including, without limitation, any “road show” that is a “written communication” within the meaning of Rule 433(d)(8)(i) whether or not required to be filed with the Commission and any issuer free writing prospectus that is exempt from filing pursuant to Rule 433(d)(5)(i) because it contains a description of the Securities or of the offering that does not reflect the final terms), in each case in the form furnished to the Underwriters for use in connection with the offering of the Securities (and not as the form of Issuer Free Writing Prospectus filed with the Commission pursuant to Rule 433).

“Issuer General Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is intended for general distribution to prospective investors, as evidenced by it being listed in Exhibit E hereto.

“Issuer Limited Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is not an Issuer General Use Free Writing Prospectus.

“Lien” means any security interest, mortgage, pledge, lien, encumbrance, claim or equity.

“NYSE” means the New York Stock Exchange.

“Post-Effective Amendment” means the Post-Effective Amendment No. 1 to the Initial Registration Statement filed by the Parent and the Company with the Commission on October 23, 2007.

“Preliminary Prospectus” means any prospectus (including the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act) used in connection with the offering of the Securities that was used before the Initial Registration Statement became effective, or that was used after such effectiveness and prior to the execution and delivery of this Agreement, or that omitted the Rule 430 Information or that was captioned “Subject to Completion”.

“Registration Statement” means the Initial Registration Statement, together with the Post-Effective Amendment.

“Rule 164,” “Rule 172,” “Rule 424(b),” “Rule 430A” and “Rule 433” refer to such rules under the 1933 Act.

“Sarbanes-Oxley Act” means the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated thereunder or implementing the provisions thereof.

“Statutory Prospectus” as of any time means the prospectus supplement or preliminary prospectus supplement, as the case may be, relating to the Securities, together with the prospectus that is included in the Initial Registration Statement immediately prior to that time, in the form furnished to the Underwriters for use in connection with the offering of the Securities, including the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act.

“Trust Indenture Act” means the Trust Indenture Act of 1939, as amended.

“1933 Act” means the Securities Act of 1933, as amended.

“1933 Act Regulations” means the rules and regulations of the Commission under the 1933 Act.

“1934 Act” means the Securities Exchange Act of 1934, as amended.

“1934 Act Regulations” means the rules and regulations of the Commission under the 1934 Act.

“1940 Act” means the Investment Company Act of 1940, as amended.

All references in this Agreement to financial statements and schedules and other information that is “contained,” “included” or “stated” in the Registration Statement, any preliminary prospectus, the Statutory Prospectus or the Final Prospectus (and all other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information that is incorporated by reference in the Registration Statement, any preliminary prospectus, the Statutory Prospectus or the Final Prospectus, as the case may be, pursuant to Item 12 of Form S-3 under the 1933 Act.

All references in this Agreement to the Registration Statement, any preliminary prospectus, the Statutory Prospectus, the Final Prospectus or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to EDGAR; and all references to any Issuer Free Writing Prospectus that is required to be filed with the Commission pursuant to Rule 433 shall be deemed to include the copy thereof filed with the Commission pursuant to EDGAR.

SECTION 16. Permitted Free Writing Prospectuses.  The Company represents, warrants and agrees that, unless it obtains the prior consent of the Representatives, and each Underwriter, severally and not jointly, represents and agrees that, unless it obtains the prior consent of the Company and the Representatives, it has not made and will not make any offer relating to the Securities that would constitute an “issuer free writing prospectus,” as defined in Rule 433, or that would otherwise constitute a “free writing prospectus,” as defined in Rule 405, required to be filed with the Commission.  Any such free writing prospectus consented to by the Representatives or by the Company and the Representatives, as the case may be, is hereinafter referred to as a “Permitted Free Writing Prospectus.”  The Company represents and warrants that it has treated and agrees that it will treat each Permitted Free Writing Prospectus as an “issuer free writing prospectus,” as defined in Rule 433, and has complied and will comply with the requirements of Rule 433 applicable to any Permitted Free Writing Prospectus, including timely filing with the Commission where required, legending and record keeping.  For the purposes of clarity, nothing in this Section 16 shall restrict the Company from making any filings required under the 1934 Act or 1934 Act Regulations.  Notwithstanding the foregoing, the Underwriters may use a term sheet substantially in the form of Exhibit F hereto without the consent of the Company.

SECTION 17. Absence of Fiduciary Relationship.  The Company acknowledges and agrees that:

(a) Each of the Underwriters is acting solely as an underwriter in connection with the public offering of the Securities and no fiduciary, advisory or agency relationship between the Company on the one hand, and any of the Underwriters, on the other hand, has been or will be created in respect of any of the transactions contemplated by this Agreement, irrespective of whether or not any of the Underwriters have advised or is advising the Company on other matters and none of the Underwriters has any obligation to the Company with respect to the transactions contemplated by this Agreement except the obligations expressly set forth in this Agreement;

(b) the public offering price of the Securities and the price to be paid by the Underwriters for the Securities set forth in this Agreement were established by the Company following discussions and arms-length negotiations with the Representatives;

(c) it is capable of evaluating and understanding, and understands and accepts, the terms, risks and conditions of the transactions contemplated by this Agreement;

(d) in connection with each transaction contemplated by this Agreement and the process leading to such transactions, each Underwriter is and has been acting solely as principal and not as fiduciary, advisor or agent of the Company or any of its respective affiliates, partners, creditors or employees or any other party;

(e) none of the Underwriters has provided any legal, accounting, regulatory or tax advice with respect to the transactions contemplated by this Agreement and it has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate;

(f) it is aware that the Underwriters and their respective affiliates are engaged in a broad range of transactions which may involve interests that differ from those of the Company and that none of the Underwriters has any obligation to disclose such interests and transactions to the Company by virtue of any fiduciary, advisory or agency relationship; and

(g) it waives, to the fullest extent permitted by law, any claims it may have against any of the Underwriters for breach of fiduciary duty or alleged breach of fiduciary duty and agrees that none of the Underwriters shall have any liability (whether direct or indirect, in contract, tort or otherwise) to it in respect of such a fiduciary duty claim or to any person asserting a fiduciary duty claim on its behalf  or in right of it or the Company or any partners, employees or creditors of the Company.

SECTION 18. General Provision.  This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.

[Signature Page Follows]

If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement between the Underwriters and the Company in accordance with its terms.

Very truly yours,

By      __________________________________
Name:

Title:

CONFIRMED AND ACCEPTED, as of the date first above written:

BANC OF AMERICA SECURITIES LLC

By: ___________________________
Authorized Signatory

CREDIT SUISSE SECURITIES (USA) LLC

By: ___________________________
Name:
       Title:

J.P. MORGAN SECURITIES INC.

By: ___________________________
Name:
       Title:

For themselves and on behalf of the
several Underwriters listed
in Exhibit A hereto.

EXHIBIT A

Name of Underwriter	Principal Amount
Credit Suisse Securities (USA) LLC	$150,413,000
Banc of America Securities LLC	71,735,000
J.P. Morgan Securities Inc.	57,852,000
Calyon Securities (USA) Inc.	20,000,000
KBC Financial Products USA Inc.	20,000,000
Lazard Capital Markets LLC	20,000,000
SunTrust Robinson Humphrey, Inc.	20,000,000
Wells Fargo Securities, LLC.	20,000,000
The Williams Capital Group, L.P.	20,000,000
Total	$400,000,000

A-1

EXHIBIT B

MATERIAL SUBSIDIARIES OF THE COMPANY

Material Subsidiaries

List of Subsidiaries

1.	Pan Gas Storage LLC

2.	Panhandle Energy LNG Services, LLC

3.	Panhandle Holdings LLC

4.	Panhandle Storage LLC

5.	Trunkline Deepwater Pipeline LLC

6.	Trunkline Gas Company, LLC

7.	Trunkline LNG Company, LLC

8.	Trunkline LNG Holdings LLC

9.	Trunkline Offshore Pipeline LLC

10.	Trunkline Field Services LLC

11.	Sea Robin Pipeline Company, LLC

B-1

EXHIBIT C

FORM OF OPINION & 10B-5 STATEMENT OF COMPANY COUNSEL

Draft

June 12, 2008

Banc of America Securities LLC
214 North Tryon Street
Charlotte, NC 28255

Credit Suisse Securities (USA) LLC
Eleven Madison Avenue
New York, NY 10010-3629

J.P. Morgan Securities Inc.
270 Park Avenue
New York, NY 10017

As Representatives of the Several Underwriters

Ladies and Gentlemen:

We have acted as counsel for Panhandle Eastern Pipe Line Company, LP, a Delaware limited partnership (the “Company”), in connection with the sale by the Company of $400,000,000 aggregate principal amount of the Company’s 7.000% Senior Notes due 2018 (the “Securities”) to the several underwriters named in Exhibit A (the “Underwriters”) to that certain Underwriting Agreement, dated as of June 5, 2008 (the “Underwriting Agreement”), among the Company and Credit Suisse Securities (USA) LLC, Banc of America Securities LLC and J.P. Morgan Securities Inc., as representatives of the Underwriters. The Securities are to be issued pursuant to an indenture (the “Base Indenture”), dated as of March 29, 1999, between the Company and The Bank of New York Trust Company, N.A. (as successor to J.P. Morgan Trust Company, National Association, Bank One Trust Company, National Association, and NBD Bank), as trustee (the “Trustee”), as amended and supplemented by the sixth supplemental indenture (the “Sixth Supplemental Indenture” and, together with the Base Indenture, the “Indenture”) dated as of June12, 2008 between the Company and the Trustee. Capitalized terms used herein but not defined herein shall have the meanings ascribed to them in the Underwriting Agreement.

In connection with the preparation of this letter, we have, among other things, participated in the preparation of:

(a)           the Company’s preliminary prospectus supplement dated June 5, 2008, covering the offering of the Securities through the Underwriters, together with the Base Prospectus (together with the documents incorporated by reference therein, the “Preliminary Prospectus”) and the pricing term sheet dated June 5, 2008 (the “Pricing Term Sheet” and, together with the Preliminary Prospectus, the “General Disclosure Package”);

(b)           the Company’s prospectus supplement dated June 5, 2008, covering the offering of the Securities through the Underwriters, in the form which includes the initial offering price and related terms of the Securities (together with the documents incorporated by reference therein, the “Final Prospectus”); and

(c)           the Sixth Supplemental Indenture and the Underwriting Agreement.

We have also reviewed:

(a) the Registration Statement on Form S-3 (No. 333-137998), filed by Southern Union Company (the “Parent”) with the Securities and Exchange Commission (the “Commission”) on October 13, 2006 (the “Initial Registration Statement”), as amended by Post-Effective Amendment No. 1 to the Initial Registration Statement, including the base prospectus dated October 23, 2007 (the “Base Prospectus”) (together with the documents incorporated by reference therein, the “Post-Effective Amendment”) (the Initial Registration Statement and the Post-Effective Amendment shall be referred to herein as the “Registration Statement”);

(b) a copy of the executed Base Indenture;

(c) certified copies of the Certificate of Limited Partnership of the Company and the Agreement of Limited Partnership of the Company;

(d) a certified copy of the resolutions adopted by the Board of Directors of the Parent (the sole member of Southern Union Panhandle LLC (the “General Partner”), which is the sole general partner of the Company) and the resolutions adopted by the pricing committee thereof;

(e) certified copies of the charter, certificate of incorporation, articles of incorporation, certificate of formation, certificate of limited partnership, bylaws, limited partnership agreement, operating agreement, limited liability company agreement and other documents providing for the formation, organization and governance of the Parent, the General Partner and each of the Material Subsidiaries (all of such documents, together with the Certificate of Limited Partnership of the Company and the Agreement of Limited Partnership of the Company, the “Organizational Documents”);

(f) copies of all certificates and other documents delivered today at the closing of the purchase and sale of the Securities under the Underwriting Agreement; and

(g) such other documents, certificates and information as described in the [second full paragraph on page 6] of this letter and as we have otherwise considered necessary for purposes of this letter.

Subject to the assumptions, qualifications and limitations which are identified in this letter, we advise you that:

(1)           The Company has been duly organized and is in good standing under the laws of the State of Delaware and is qualified to do business and in good standing in all other jurisdictions in which the Company has advised us that its ownership or lease of property or the conduct of its business requires qualification as a foreign limited partnership, and has all limited partnership power and authority necessary to own or hold its properties and conduct its business as described in the Registration Statement, the General Disclosure Package and the Final Prospectus.

(2)           Each Material Subsidiary has been duly organized and is in good standing under the laws of the jurisdiction of its organization and is qualified to do business and in good standing in each other jurisdiction in which the Company has advised us that such Material Subsidiary’s ownership or lease of property or the conduct of its business requires qualification as a foreign entity.

(3)           The Indenture has been duly authorized, executed and delivered by the Company, the Securities have been duly authorized and (assuming the Securities have been duly authenticated by the Trustee in accordance with the Indenture and have been delivered and paid for pursuant to the Underwriting Agreement on the date hereof) the Securities have been duly executed, issued and delivered; and the Indenture (assuming the due authorization, execution and delivery of the Indenture by the Trustee) and the Securities (assuming the Securities have been duly authenticated by the Trustee in accordance with the Indenture and have been delivered and paid for pursuant to the Underwriting Agreement on the date hereof) constitute valid and legally binding obligations of the Company, enforceable against it in accordance with their terms (and the holders of the Securities will be entitled to the benefits and security provided by the Indenture), subject to bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium and similar laws affecting enforcement of creditors’ rights generally and except as enforcement thereof is subject to general equitable principles (regardless of whether enforcement is considered in a proceeding in equity or at law).

(4)           The Company is not and, after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Final Prospectus, will not be an “investment company,” as defined in the Investment Company Act of 1940, as amended.

(5)           No consent, approval, authorization or order of, or filing with, any governmental agency or body or any court is required for the consummation of the transactions contemplated by the Underwriting Agreement in connection with the offering, issuance and sale of the Securities by the Company, except for (i) the registration of the Securities under the Securities Act of 1933, as amended (the “Securities Act”), which registration has been effected, and (ii) such consents, approvals, authorizations, orders and filings as may be required under applicable state securities laws in connection with the purchase and distribution of the Securities by the Underwriters.

(6)           The execution, delivery and performance by the Company of the Underwriting  Agreement and the Indenture, the issuance and sale of the Securities being delivered on the date hereof, and the compliance by the Company with the terms of, and the consummation of the transactions contemplated by, the Underwriting Agreement, the Indenture and the Securities will not (i) conflict with, or result in a breach or violation of, any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its Material Subsidiaries pursuant to, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument listed as an exhibit in the Company’s Annual Report on Form 10-K for the year ended December 31, 2007 or in any report subsequently filed by the Company pursuant to Section 13(a) or Section 15(d) of the Exchange Act prior to the date hereof, (ii) result in any violation of the Organizational Documents or (iii) result in the violation of any law, statute or regulation (other than the blue sky laws of the various states as to which we express no opinion) or, to our knowledge, any judgment or order of any court or arbitrator or governmental authority except, in the case of clauses (i) and (iii) above, for such conflicts, breaches, violations or defaults that would not, individually or in the aggregate, have a Material Adverse Effect.

(7)           The Registration Statement has become effective under the Securities Act, the Preliminary Prospectus and the Final Prospectus have been filed with the Commission pursuant to Rule 424(b), and the Pricing Term Sheet has been filed with the Commission pursuant to Rule 433(d), in each case, within the time required by such rule. No stop order suspending the effectiveness of the Registration Statement or any part thereof has been issued and, to our knowledge, no proceedings for that purpose have been instituted or are pending or contemplated under the Securities Act; the statements in the Registration Statement, the General Disclosure Package and the Final Prospectus under the heading “Description of the Senior Notes,” to the extent that they constitute summaries of the terms of the Securities and the Indenture, matters of law or legal conclusions, fairly summarize the matters described therein in all material respects; and, to our knowledge, (A) there are no current or pending legal or governmental proceedings required to be described in the Registration Statement, the General Disclosure Package or the Final Prospectus which are not described therein, and (B) there are no contracts or documents of a character required to be described in the Registration Statement, the General Disclosure Package or the Final Prospectus or to be filed as exhibits to the Registration Statement which are not described therein and filed therewith.

(8)           The Underwriting Agreement has been duly authorized, executed and delivered by the Company.

**********

The purpose of our professional engagement was not to establish factual matters, and the preparation and/or review of the Registration Statement, the General Disclosure Package and the Final Prospectus involved many determinations of a wholly or partially non-legal character.  We make no representation that we have independently verified the accuracy, completeness or fairness of the Registration Statement, the General Disclosure Package or the Final Prospectus or that the actions taken in connection with the preparation and/or review of the Registration Statement, the General Disclosure Package or the Final Prospectus (including the actions described in the next paragraph) were sufficient to cause the Registration Statement, the General Disclosure Package or the Final Prospectus to be accurate, complete or fair.  We are not passing upon and do not assume any responsibility for the accuracy, completeness or fairness of the Registration Statement, the General Disclosure Package or the Final Prospectus except to the extent otherwise explicitly indicated in numbered paragraph 7 above.

We can, however, confirm that we have participated in conferences with representatives of the Company, representatives of the Underwriters, counsel for the Underwriters and representatives of the independent registered public accounting firm for the Company during which disclosures in the Registration Statement, the General Disclosure Package and the Final Prospectus and related matters were discussed.  In addition, we have reviewed certain corporate records furnished to us by the Company.

Based upon our participation in conferences and our document review identified in the preceding paragraph, our understanding of applicable law and the experience we have gained in our practice thereunder, and, to the extent we have considered reasonable and necessary, relying as to factual matters upon the statements of officers and other representatives of the Company, we can advise that nothing has come to our attention that has caused us to conclude that (i) the Registration Statement (other than financial statements and related notes and other accounting and financial data included or incorporated by reference in the Registration Statement, as to which we express no opinion and give no advice) at its effective date and at the date hereof contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein not misleading; (ii) the General Disclosure Package (other than financial statements and related notes and other accounting and financial data included or incorporated by reference in the General Disclosure Package, as to which we express no opinion and give no advice), as of the Applicable Time, contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of circumstances under which they were made, not misleading; (iii) the Final Prospectus (other than financial statements and related notes and other accounting and financial data included or incorporated by reference in the Final Prospectus, as to which we express no opinion and give no advice) at the date it bears and at the date hereof contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; and (iv) subject to the foregoing, we also advise you that, in our opinion, each of the Registration Statement, as of the effective date and the date hereof, and the Final Prospectus, as of the date it bears and the date hereof, appeared or appears on its face to be responsive in all material respects to the requirements of Form S-3 (other than financial statements and related notes and other accounting and financial data included or incorporated by reference in the Registration Statement and the Final Prospectus, as to which we express no opinion and give no advice).  We note that the Registration Statement, including the base prospectus dated October 13, 2006 (together with any amendments or supplements thereto), incorporates by reference therein reports and other information filed by the Parent in its capacity as a separate registrant of securities under the Securities Act.  Notwithstanding anything to the contrary contained in this letter (including without limitation the sentences above in this paragraph), the opinions and other statements contained in this letter shall not cover, nor shall they be deemed to cover, the reports and other information filed by the Parent as a registrant under the Registration Statement and such reports and information filed by the Parent that are incorporated by reference therein.

*********

Except as otherwise specified in this letter, we have not undertaken any investigation to determine the facts upon which the advice in this letter is based.  We have not undertaken any search of court records for the purposes of this letter.

We have assumed for purposes of this letter:  each document we have reviewed for purposes of this letter is accurate and complete (other than the Registration Statement, the General Disclosure Package and the Final Prospectus), each such document that is an original is authentic, each such document that is a copy conforms to an authentic original, and all signatures on each such document are genuine; that the Underwriting Agreement and every other agreement we have examined for purposes of this letter constitutes a valid and legally binding obligation of each party to that document and that each such party has satisfied all legal requirements that are applicable to such party to the extent necessary to entitle such party to enforce such agreement (except that we make no such assumption with respect to the Company); that you have acted in good faith and without notice of any fact which has caused you to reach any conclusion contrary to any of the conclusions provided in this letter; and that the constitutionality or validity of a relevant statute, rule, regulation or agency is not at issue.

In preparing this letter, we have relied without independent verification upon: (i) factual information contained in certificates obtained from governmental authorities; (ii) factual information represented to be true in the Underwriting Agreement and other documents specifically identified at the beginning of this letter as having been read, prepared or reviewed by us; (iii) factual information provided to us by the Company or its representatives; and (iv) factual information we have obtained from such other sources as we have deemed reasonable.  We have assumed that there has been no relevant change or development between the dates as of which the information cited in the preceding sentence was given and the date of this letter and that the information upon which we have relied is accurate and does not omit disclosures necessary to prevent such information from being misleading.  For purposes of numbered paragraphs 1 and 2, we have relied exclusively upon certificates issued by governmental authorities in the relevant jurisdictions and such opinions are not intended to provide any conclusion or assurance beyond that conveyed by those certificates.

We confirm that we do not have knowledge that has caused us to conclude that our reliance and assumptions cited in the two immediately preceding paragraphs are unwarranted.  Whenever this letter provides advice about (or is based upon) our knowledge of any particular information or about any information which has or has not come to our attention, such advice is based entirely on the actual knowledge at the time this letter is delivered on the date it bears by the lawyers with our firm at that time who (i) have represented the Company in connection with the offering of the Securities effected pursuant to the Final Prospectus, and (ii) have spent time representing the Company on other significant matters.

Our advice on every legal issue addressed in this letter is based exclusively on the internal laws of the State of New York, the General Corporation Law of the State of Delaware, the Delaware Revised Uniform Limited Partnership Act or the federal law of the United States, and represents our opinion as to how that issue would be resolved were it to be considered by the highest court in the jurisdiction which enacted such law.  The manner in which any particular issue relating to the opinions would be treated in any actual court case would depend in part on facts and circumstances particular to the case and would also depend on how the court involved chose to exercise the wide discretionary authority generally available to it.  This letter is not intended to guarantee the outcome of any legal dispute which may arise in the future.  We express no opinion with respect to any laws, regulations, statutes, governmental rules or regulations or decisions which in our experience are not applicable generally to transactions of the kind covered by the Underwriting Agreement or covered by opinions typically delivered in connection with transactions of the kind covered by the Underwriting Agreement.  We are not qualified to practice law in the State of Delaware and our opinions herein regarding Delaware law are limited solely to our review of provisions of the General Corporation Law of the State of Delaware and the Delaware Revised Uniform Limited Partnership Act, which we consider normally applicable to companies formed or organized in the State of Delaware involved in transactions of the type contemplated by the Underwriting Agreement, without our having made any special investigation as to the applicability of another statute, law, rule or regulation.  None of the opinions or other advice contained in this letter considers or covers (i) any foreign or state securities (or “blue sky”) laws or regulations, (ii) any financial statements or supporting schedules (or any notes to any such statements or schedules) or other accounting or financial information derived therefrom set forth or incorporated by reference in (or omitted from) the Registration Statement, the General Disclosure Package or the Final Prospectus (including but not limited to any computation to determine whether the execution, delivery and performance by the Company of the Underwriting Agreement and the Indenture, the issuance and sale of the Securities being delivered on the date hereof, and the compliance by the Company with the terms of, and the consummation of the transactions contemplated by, the Underwriting Agreement, the Indenture and the Securities will not result in a breach or violation of any financial covenant or similar provision of any contract of the Company), (iii) any rules and regulations of the Financial Industry Regulatory Authority relating to the compensation of underwriters and (iv) provisions of the Underwriting Agreement which require indemnification or contribution, including, without limitation, indemnification or contribution obligations which arise out of the failure to comply with applicable state or federal securities laws.

This letter speaks as of the time of its delivery on the date it bears.  We do not assume any obligation to provide you with any subsequent opinion or advice by reason of any fact about which we did not have knowledge at that time, by reason of any change subsequent to that time in any law or other governmental requirement or interpretation thereof covered by any of our opinions or advice, or for any other reason.

This letter is being provided to you pursuant to Section 5(e) of the Underwriting Agreement and may not be relied upon by you for any other purpose.  Without our written consent:  (i) no person other than the Underwriters may rely on this letter for any purpose; (ii) this letter may not be cited or quoted in any financial statement, prospectus, private placement memorandum or other similar document; (iii) this letter may not be cited or quoted in any other document or communication which might encourage reliance upon this letter by any person or for any purpose excluded by the restrictions in this paragraph; and (iv) copies of this letter may not be furnished to anyone for purposes of encouraging such reliance.

Very truly yours,

LOCKE LORD BISSELL & LIDDELL LLP

EXHIBIT D

FORM OF OPINION & 10B-5 STATEMENT OF UNDERWRITERS COUNSEL

[To be Provided by Davis Polk & Wardwell]

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EXHIBIT E

ISSUER GENERAL USE FREE WRITING PROSPECTUSES

1.	Pricing Term Sheet dated June 5, 2008 and attached hereto as Exhibit F.

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EXHIBIT F

Filed Pursuant to Rule 433
Registration No. 333-137998
June 5, 2008
Panhandle Eastern Pipe Line Company, LP
Pricing Term Sheet
$400,000,000  7.000% Senior Notes due 2018

The following information supplements the Preliminary Prospectus Supplement dated June 5, 2008, and is filed pursuant to Rule 433, under Registration No. 333-137998

Issuer:	Panhandle Eastern Pipe Line Company, LP
Security Type:	Senior Unsecured Notes
Ratings (Moody’s / S&P / Fitch):	Baa3 (Stable) / BBB- (Negative) / BBB (Negative)
Pricing Date:	June 5, 2008
Settlement Date:	June 12, 2008
Maturity Date:	June 15, 2018
Principal Amount:	$400,000,000
Benchmark:	T 3.875% due May 15, 2018
Benchmark Yield:	4.040%
Re-offer Spread to Benchmark:	+300 bps
Yield to Maturity:	7.040%
Coupon:	7.000%
Public Offering Price:	99.715%
Optional Redemption:	T + 50 bps
Interest Payment Dates:	June 15 and December 15, beginning December 15, 2008
CUSIP / ISIN:	698455 AB8 / US698455AB81
T+5 Settlement Cycle
We expect that delivery of the notes will be made against payment on or about the settlement date specified above, which will be the fifth business day following the pricing date (this settlement cycle being referred to as “T+5”). Pursuant to Rule 15c6-1 under the Exchange Act, trades in the secondary market generally are required to settle in three business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers of notes who wish to trade notes more than two business days prior to the settlement date will be required to specify an alternate settlement cycle at the time of such trade to prevent a failed settlement.

Joint Bookrunning Managers:	Credit Suisse Securities (USA) LLC Banc of America Securities LLC J.P. Morgan Securities Inc.
Co-Managers:	Calyon Securities (USA) Inc. KBC Financial Products USA Inc. Lazard Capital Markets LLC SunTrust Robinson Humphrey, Inc. Wells Fargo Securities, LLC The Williams Capital Group, L.P.

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The issuer and its parent, Southern Union Company, have filed a registration statement (including a base prospectus), and the issuer has filed a prospectus supplement, with the U.S. Securities and Exchange Commission (SEC) for the offering to which this communication relates. Before you invest, you should read the prospectus supplement for this offering, the issuer’s prospectus in that registration statement and any other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by searching the SEC online data base (EDGAR) on the SEC web site at http://www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus supplement and prospectus if you request it by calling Banc of America Securities LLC toll-free at 1-800-294-1322, Credit Suisse Securities (USA) LLC toll-free at 1-800-221-1037 or J.P. Morgan Securities Inc. collect at 212-834-4533.

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